Exhibit 99.1

                 IntroductionDallas-based RAVE Restaurant Group is a holding company for the Pizza Inn, Pie Five and PIE brands. Pizza Inn is an international pizza chain that has served customers since 1958; Pie Five is a leader in the rapidly growing fast-casual pizza space; and PIE, RAVE’s newest brand, is a kiosk pizza concept geared towards non-traditional locations.HighlightsLarge, Growing Market. RAVE’s market is large and growing. According to the 2019 Pizza Power Report1, 83% of Americans eat pizza at least once a month and the nearly $145 billion worldwide market for pizza is projected to grow more than 10% annually over the next five years.Decades of Experience. During its more than six decades in the pizza business, RAVE has proven adept at responding to changes in consumer preferences and industry trends while maintaining its brands’ authenticity.New Management Team. Since the beginning of 2017, RAVE’s management team has been strengthened by the naming of experienced restaurant industry executives to key leadership positions, beginning with Chief Executive Officer (CEO) Scott Crane, who previously served as President and CEO of the high-growth, fast-casual dining company Smashburger.Strategic Initiatives Driving Positive Change. This new team implemented strategic initiatives that have expanded RAVE’s potential market, reinvigorated sales growth, reduced sales volatility, cut overhead, lowered capital requirements and strengthened the balance sheet. Key initiatives include streamlining corporate operations, implementing restaurant-level changes to drive sales, introducing new restaurant formats, and strengthening the balance sheet.Streamlining Corporate Operations. Among the steps taken to streamline corporate operations were discontinuing the distribution division, closing underperforming restaurants, re-franchising owned restaurants, and upgrading technology. They resulted in a simpler business model with less volatility and greater predictability, reduced credit risk and lower costs.Restaurant-Level Sales Drivers. At the restaurants, the rollout of revenue-enhancing products and services, such as online ordering; customer loyalty programs; new menu items; and an enhanced store remodel program, are driving improved performance.New Innovative Restaurant Formats. With the launch of a new brand, PIE, for non-traditional locations and a more cost- efficient “Goldilocks” Pie Five format, RAVE franchisees have options to serve the full range of market opportunities. PIE’s recently announced collaboration with Fortier, Inc., the nation's leading supplier of store equipment to the convenience store and food services industries, allows PIE to have a notable presence in markets that it otherwise wouldn’t be able to access.Strong Financial Position. RAVE’s financial position has strengthened significantly since Scott Crane became CEO as a result of actions taken to boost working capital, reduce ongoing capital requirements and raise equity, among them closing the distribution division and issuing equity and convertible debt.Positive Financial Trends. The initial success of the strategic initiatives is reflected in recent financial results: nine consecutive quarters of growth in domestic comparable-store retail sales at Pizza Inn and positive year-over-year swings in net income, earnings per share, cash flow provided by operations and Adjusted EBITDA2 in the third quarter and first nine months of fiscal 2019.Substantial Unit-Growth Potential. Improving restaurant performance and the rollout of new store formats have contributed to interest in new restaurant development from existing and new franchisees. As a result, management targets annual new unit growth of 10% at both Pizza Inn and Pie Five over the next three years.Substantial Insider Ownership. Directors and executive officers own approximately 48% of RAVE’s outstanding common stock.  Page 1 of 16  RAVE Restaurant Group Inc.(NASDAQ: RAVE)Sally Wallick, CFA 404-806-1398swallick@renmarkfinancial.com  May 2019

           May 2019    Company HistoryRAVE has offered consumers affordable, high quality pizza since 1958, when brothers Joe and R. L. Spillman opened the first Pizza Inn restaurant in Dallas, Texas. Pizza Inn awarded the first domestic franchise in 1963 and opened the first Pizza Inn buffet restaurant in 1969. The Company began franchising the Pizza Inn brand internationally in the late 1970s. In 2011, RAVE opened the first Pie Five restaurant in Ft. Worth, Texas, and, in 2012, signed its first franchise development agreement for Pie Five. In 2018, RAVE launched the PIE kiosk and convenience store format to meet consumer demand for tasty, high-quality pizzas in a grab-and-go delivery model.In 1993, Pizza Inn Holdings, Inc. began trading on the NASDAQ Stock Market under the ticker symbol "PZZI." In 2015, the Company became RAVE Restaurant Group, Inc., which reflected its transformation from a single-brand to a multi-brand restaurant company. RAVE Restaurant Group is traded on the NASDAQ Capital Market under the ticker symbol “RAVE.”RAVE RESTAURANT CONCEPTSRAVE operates, franchises and licenses under three distinct brands: Pizza Inn, the Company’s heritage buffet brand; Pie Five, its fast-casual brand, and PIE, its non-traditional brand. As of March 24, 2019, there were 148 franchised Pizza Inn units operating in the U.S. and 48 franchised Pizza Inn units operating internationally; 59 franchised domestic Pie Five restaurants and two company-owned domestic Pie Five restaurants; and eight domestic licensed PIE locations.                                                                                                      Table 1RAVE Restaurant Group Unit Count by Brand As of March 24, 2019PIZZA INNDomestic UnitsBuﬀet Units ‐ Franchised Delco/Express Units ‐ FranchisedPIE Units ‐ LicensedTotal Domestic Units InternationalTotal Pizza Inn Units    8959815648204                                                PIE FIVEDomestic UnitsDomestic Units ‐ FranchisedDomestic Units ‐ Company‐OwnedTotal Domestic Units    59261                Grand Total Worldwide    265                    Page 1 of 16

Pizza Inn

RAVE franchises Buffet, Delco and Express units and licenses PIE kiosks under the Pizza Inn brand.

Pizza Inn buffet restaurants offer dine-in, carryout and catering services and, in many cases, also offer delivery service. Nearly all of the restaurants have all-day buffets. Buffet menus include a variety of pizza crusts with standard toppings and special combinations of toppings in addition to pasta, salad, sandwiches, appetizers, desserts and beverages (including beer and wine in some locations). They have an informal, family-oriented atmosphere and are generally located in freestanding buildings or strip centers near offices, shopping centers and residential areas. The buffet is typically offered at prices from $7.99 to $9.99 with evening and weekend prices higher than at other times.

Delco units offer delivery and carryout service and drive-throughs in some cases and are usually located in shopping centers. RAVE discontinued offering new Delco unit franchises domestically during fiscal 2014. Delco units typically offer a variety of crusts and some combination of side items. Delco units occupy approximately 1,200 square feet, are primarily production facilities and, in most instances, do not offer seating.

Express units serve customers through a variety of non-traditional points of sale, such as convenience stores food courts, college campuses, airport terminals, travel plazas, athletic facilities or other commercial venues. They have limited or no seating, only offer quick carryout service and have a limited menu. An Express unit commonly is operated by the operator or food service licensee of the commercial host facility.

The first PIE unit opened in fiscal 2018, making this Pizza Inn's newest brand. PIE is a licensed pizza-only kiosk model geared towards convenience stores, airports, entertainment venues and other non-traditional locations. They allow customers to order and pay at a kiosk for grab-and-go or to pick up their food at a designated spot and can be located in sites as small as 52 square feet.

Delco, Express and PIE units are primarily production-oriented facilities and, therefore, do not require as much equipment, labor or square footage as the Buffet unit

Table 2
PIZZA INN BRANDS

	Buffet	Delco	Express	P.I.E.
Location	free-standing building or strip center	shopping centers or other in-line retail developments	non-traditional, convenience stores, shopping centers	kiosk for non-traditional locations
Menu	Full, beer and wine at some locations	Limited	Limited	Limited
Services	dine-in, carryout, catering	delivery, carryout	carryout	carryout
Delivery	some restaurants	yes	no	no
Seating	150 minimum	none	limited or none	none
Contract	franchise	franchise	franchise	license
Sq. Footage	3,000-5,000	1,200	200-400	52-400
FY18 Retail Sales (mil).	$80.1	$1.8	$4.9	NA
FY18 Avg. Ticket/Person	$10.50	NA	NA	NA

May 2019

Page 3 of 16

             Pizza Inn (Cont.)Domestic Pizza Inn restaurants and PIE kiosks are located predominantly in the southern half of the United States, with Texas, Arkansas, North Carolina, South Carolina and Mississippi currently accounting for nearly 76% of the total number of domestic units.    Pizza Inn franchised restaurants have operated in international markets since the late 1970s. As of March 24, 2019, there were 48 Pizza Inn restaurants operating internationally. With the exception of two restaurants in Honduras, all of these restaurants are in the United Arab Emirates, Saudi Arabia and adjoining countries.                                  Table 3 Pizza Inn/PIERestaurant Count by State As of 3/24/19                                                                                                                                          TexasArkansas  3828  North Carolina  27  South Carolina  12  Mississippi  13  Tennessee  8  Oklahoma  6  Missouri  6  Georgia  4  Virginia  4  New Mexico  3  Alabama  3  Kentucky  2  Florida  1  Louisiana  1  Total  156                    May 2019  Page 4 of 16

Pie Five

Pie Five is a fast-casual pizza concept offering individualized pizzas that are baked in 140 seconds in a specially designed oven. Customers customize their pizzas by choosing from a variety of freshly prepared and displayed toppings, cheeses, sauces and doughs and complete the purchase process in less than five minutes. In addition to pizza, Pie Five menus include freshly prepared side salads, desserts and beverages (including beer and wine in some locations). The majority of Pie Five restaurants also sell large format pizzas. Portable individual calzones, which were successfully tested in two markets, are being rolled out chainwide beginning May 14. Item prices typically range from $5.99 to $12.99, and the average ticket price per meal, including a drink, was approximately $9.50 per person for fiscal year 2018.

During fiscal 2018, a new Pie Five "Goldilocks" prototype with only 1,400 square feet and seating for 20 to 25 customers was developed. This model, which is now the standard for all new Pie Five units, minimizes retail space needs, provides franchisees a more cost-efficient option, and significantly expands the potential market for this brand.

Pie Five restaurants typically are located in high traffic, high visibility urban or suburban sites in mid- to large-size metropolitan areas. Sales are predominantly on-premise, though carry out and delivery are also offered, as are drive-throughs in some locations.

Table 4
PIE FIVE FORMATS

	Original	New Prototype
Location	retail strip or multi-unit retail	retail strip, multi-unit retail, non-traditional
Menu	pizza, salads, calzones, desserts, beverages, including beer and wine in some locations	pizza, salads, calzones, desserts, beverages, including beer and wine in some locations
Services	dine-in, carryout, delivery	dine-in, carryout, delivery Drive-thrus
Delivery	yes	yes
Seating	65-85	20-25
Contract	franchise	franchise
Sq. Footage	1,800-2,400	1,400
FY18 Revenue - in mil.	$25.60	NA
FY18 Avg. Ticket/Person	$9.50	NA

May 2019

Page 5 of 16

               Pie Five (Cont.)Pie Five restaurants are less concentrated geographically than Pizza Inn restaurants, as shown in Table 5.                                  Table 5 Pie FiveRestaurant Count by State As of 3/24/19                                                                                                                                                                TexasKansas  139  Tennessee  8  Maryland  7  Oklahoma  5  Missouri  4  Arkansas  2  Georgia  2  Kentucky  2  Florida  1  California  1  Iowa  1  Mississippi  1  Alabama  1  Illinois  1  Virginia  1  Delaware  1  Rhode Island  1  Total  61                    May 2019  Page 4 of 16

COMPANY HIGHLIGHTS

MARKET AND MARKET POSITIONING

RAVE participates in a worldwide market that is large and growing. According to the 2019 Pizza Power Report[1], the worldwide market for pizza totaled nearly $145 billion in 2018 and is projected to grow 10.7% annually over the next five years, while the U.S. market for pizza was approximately $46 billion and has a projected five-year growth rate of 10.2% annually. Internationally, the fastest growing pizza markets over the next five years are expected to be Latin America (19% projected growth rate) and China and Asia Pacific (with projected growth rates of approximately 22% and 23%, respectively). In the U.S., pizza remains as popular as ever, with 83% of U.S. consumers saying that they eat pizza at least once a month.



WORLD PIZZA MARKET
$144.68 BILLION (2018)
FORECAST SALES + 5-YEAR FORECAST PERIOD GROWTH
10.2%
North America | $50.7B
5.9%
Western Europe | $54.4B
18.3%
Eastern Europe | $4.6B
9.4%
Russia | $1.5B
21.6%
China | $3.6B
22.7%
Asia Pacific | $11.2B
8.7%
Middle East/Africa | $4.8B
19.2%
Latin America | $16.8B
9.1%
Brown arrows indicate the seven regions that contribute to the total world pizza market of $144.68 billion.
Separate breakouts for Russian and Chinese pizza markets. China metrics only include chain pizzerias at this time.

More than 60 years of experience in the pizza business positions RAVE to take advantage of the industry's strong growth prospects. Throughout its history, the Company has proven adept at responding to changes in consumer preferences and industry trends while maintaining its brands' authenticity. That remains true today.

The 2019 Pizza Power Report1 identified freshness and quality ingredients, technology and fast-casual concepts as key pizza industry trends in 2019. RAVE has strategies in place to address all three.

With regard to freshness and quality, both Pizza Inn and Pie Five offer consumers customized pizzas with freshly prepared ingredients. Pie Five has also introduced innovative choices such as cauliflower crust, vegan cheese, and gluten-free crust that appeal to health-conscious consumers.

On the technology front, the introduction of online ordering and new point-of-sale systems in Pizza Inn and Pie Five restaurants have enhanced the customer experience while improving store productivity.

RAVE's Pie Five brand not only is in the trending fast-casual space, but is known for its ahead-of-the-curve technology—its propriety pizza-oven technology can bake a complete pizza in just over two minutes and can produce up to 500 pizzas per hour. Pie Five's "Goldilocks" prototype, with its emphasis on speed and simplicity, enhances its position in the growing fast-casual sector.

May 2019

Page 7 of 16

NEW MANAGEMENT TEAM, NEW GROWTH STRATEGIES

Since the beginning of 2017, RAVE's management team has been strengthened with the naming of experienced restaurant industry executives to leadership positions.

On January 9, 2017, Scott Crane was named RAVE's CEO. Prior to joining RAVE, Mr. Crane was President and CEO of the high-growth fast-casual dining company Smashburger. Under his leadership, Smashburger grew from a two-unit start up concept in 2007 to a global company with annual sales in excess of $350 million and more than 330 corporate and franchise locations in 35 states and seven countries. Previously, Mr. Crane was at Fugate Enterprises, Inc., one of the largest Pizza Hut franchisees in the U.S., where he oversaw the operation of 210 Pizza Hut units, in addition to Taco Bell, Wing Street, Sonic and Blockbuster Video locations.

On September 18, 2018, Bob Bafundo was named President of RAVE. In this position, he oversees day-to-day operations for all RAVE brands. Mr. Bafundo joined RAVE in 2016 as president of Pizza Inn, where he developed and implemented successful initiatives that have led to nine consecutive quarters of growth in domestic comparable-store retail sales and a resurgence in restaurant growth at Pizza Inn. He also spearheaded the introduction of a new non-traditional Pizza Inn brand, PIE, as a complement to its other pizza restaurant concepts.

On September 18, 2018, Andrea Allen was named Chief Accounting and Administrative Officer. In this role, she oversees all accounting, finance and administrative needs for the Company. She joined RAVE in 2017 as Vice President of Accounting/Controller and has been instrumental in streamlining accounting processes through new technology initiatives and collaborating with Company leaders on financial planning and reporting. Prior to joining RAVE, she served as Vice President of Procurement and Information Systems and Controller at Bar Louie, BL Restaurant Operations, and was a financial consultant for TGI Fridays.

After becoming RAVE's CEO, Scott Crane introduced strategies that have expanded the Company's potential market; reinvigorated sales growth; strengthened the balance sheet; and reduced sales volatility, overhead, and capital requirements. These strategic initiatives, which are discussed in more detail below, included:

- **Streamlining corporate operations,**
- **Implementing restaurant-level initiatives aimed at enhancing the customer experience, boosting traffic, and improving sales and operating performance,**
- **Introducing innovative pizza restaurant formats to expand RAVE's potential markets, including a new brand, PIE, and the "Goldilocks" Pie Five format and**
- **Strengthening RAVE's financial position by building cash and working capital balances, reducing liabilities, increasing shareholders' equity, and lowering ongoing capital requirements.**

Streamlining Corporate Operations

In the past two years, RAVE has streamlined corporate operations, resulting in a simpler business model with less volatility and greater predictability, reduced credit risk and lowered costs. Key aspects of this strategic shift include discontinuing Norco, RAVE's distribution division; eliminating underperforming units; refranchising owned Pie Five restaurants; and introducing efficiency-enhancing technology upgrades.

Discontinuing Distribution Services
During the second quarter of fiscal 2018, RAVE discontinued its Norco distribution division, which provided product sourcing, purchasing, and other services to the Pizza Inn and Pie Five restaurant systems, and revised its arrangements with third party suppliers and distributors of food, equipment and supplies. Following the shutdown, franchisees and licensees began purchasing food and supplies directly from authorized, reputable and experienced supply and distribution companies. Closing the distribution division eliminated the credit risk, overhead expense, and delivery responsibilities of directly supplying franchised restaurants and PIE kiosks.

Pizza Inn and Pie Five purchases of food, equipment and supplies made from Norco were recognized as revenue and their cost was included in cost of sales. As a result, after Norco was discontinued, revenue and cost of goods dropped sharply. However, the lost margin from Norco sales was largely offset by new supplier and distributor incentive revenues. As a result, there was little effect on RAVE's bottom line.

Eliminating Underperforming Stores/Refranchising of Owned Stores
During fiscal 2017 and 2018, RAVE took significant steps to rationalize its store base by closing underperforming units and transferring all but one Pie Five owned restaurant to the franchise model. This process has continued in fiscal 2019. As show in Table 6, RAVE's total restaurant count declined by 45 units or 15% from the end of fiscal 2016 to the end of the third quarter of fiscal 2019. During this period, the number of domestic owned restaurants fell by 30 units, while the number of domestic franchised units decreased by three.

May 2019

Page 8 of 16

Table 6
RAVE Restaurant Group
Unit Count Changes

	12 Month Ended			9 Mo. Ended	Total Period
	6/26/16	6/25/17	6/24/18	3/24/19	Change
Companywide Unit Totals					
Total Domestic Owned Units	32	13	1	2	-94%
Total Domestic Franchised/Licensed Units	218	232	225	215	-1%
Total Domestic Units	250	245	226	217	-13%
Total International Units	60	60	58	48	-20%
Total Companywide Units	**310**	**305**	**284**	**265**	**-15%**
Unit Change from Prior Period Shown					
Total Domestic Owned Units		-19	-12	1	-30
Total Domestic Franchised Units		14	-7	-10	-3
Total Domestic Units		-5	-19	-9	-33
Total International Units		0	-2	-10	-12
Total Companywide Units		**-5**	**-21**	**-19**	**-45**

Closing underperforming units eliminated their drag on sales, costs, capital and management time, while the re-franchising strategy simplified RAVE's business model, reduced the volatility of RAVE's future financial performance (since franchise revenue largely consists of recurring royalty and fee income) and eliminated the $400,000-$500,000 investment required for an owned store. In addition, re-franchising opened up opportunities in six major cities, Dallas, Houston, Chicago, Phoenix, Atlanta and Minneapolis, that were previously held for corporate growth. The Company owns and operates two Pie Five restaurants in Plano, Texas and Irving, Texas near RAVE's headquarters. They are used, in part, as concept development restaurants.

Introducing Efficiency-Enhancing Technology Upgrades
At the corporate level, RAVE has upgraded technology, resulting in increased productivity, reduced costs and more useful information for oversight and planning.

Introducing Revenue-Enhancing Restaurant-Level Initiatives

At the restaurant level, RAVE has introduced technologies, products, services and facility upgrades aimed at enhancing the customer experience, boosting traffic, and improving sales and operating performance. These include online ordering; customer loyalty programs; new menu items; and an upgraded store remodel program.

In the past two years, online ordering has been rolled out to all Pizza Inn and Pie Five restaurants, making it easier for customers to purchase their favorite pizzas and, as a result, driving incremental sales.

Likewise, the introduction of customer loyalty programs at both Pizza Inn and Pie Five has given customers a reason to visit more often, whether in-store or online. Community outreach, such as Pizza Inn's nationwide partnership with Operation Gratitude, announced in March 2019, also is helping to strengthen ties with customers. Operation Gratitude is an organization whose mission is to forge strong bonds between Americans and their military and first responder heroes through volunteer service projects, acts of gratitude and meaningful engagements in communities nationwide.

New product introductions have been another restaurant revenue booster. They are part of an ongoing effort to keep the menu fresh and reflective of changing consumer tastes, as well as management's proactive response to customer feedback. For example, Pie Five's introduction of a new 14" shareable pizza in 2018 was the result of customer requests during RAVE's annual consumer survey, and it better positions the brand to take advantage of consumer occasions for families and larger groups.

The development of a store-remodel support system is helping to drive a pickup in store remodels. This system makes upgrading easier for franchisees by providing a store remodel package with approved choices of color schemes and other design elements. As of March 24, 2019, seven Pizza Inn remodels had been completed. These seven stores have seen an average year-over-year sales increase of 15% since their remodels were completed. The Company's goal is to remodel an additional four locations by the end of fiscal 2019 and to remodel another four in the first half of fiscal 2020.

May 2019

Page 9 of 16

Introducing Innovative Restaurant Formats

In recent years, RAVE has expanded its portfolio of pizza restaurant formats to include a new brand, PIE, and a new Pie Five format.

The introduction of a new non-traditional brand, PIE, which is a complement to the brand refresh and expansion initiatives at Pizza Inn, represents an incremental growth opportunity for Pizza Inn, by diversifying its footprint and expanding its customer reach to include convenience stores, malls, travel centers, airports and other retail outlets. Convenience stores alone are a $575 billion industry with 70% of sales attributed to in-store purchases. PIE units can range from 52 to 400 square feet and are highly adaptable, which allows for creative deployment to sites that can't accommodate a larger unit. Strong interest from large multi-unit retailers domestically and internationally enhances PIE's growth prospects. As of March 24, 2019, there were eight PIE units in operation.

Pie Five's new prototype features a smaller footprint and reimagined interior package, logo and menu. With labor and real estate cost concerns top of mind for restaurant operators, this "Goldilocks" format offers franchisees an affordable business model with lower startup costs and competitive returns. The focus in these stores is on speed and simplicity, with an emphasis on off-premise sales, carryout, online ordering and third-party delivery. This format is now standard for all new Pie Five units and greatly expands their potential market.

With these additions, RAVE now has a full range of pizza-based formats from the smallest – kiosks – to the largest – full-sized restaurants – that can serve nearly any market from traditional stand-alone or retail development sites to non-traditional locations, such as convenience stores, airports, travel centers, malls and other retail outlets. As a result, the Company's potential to expand in existing and new markets is greater than ever.

Strengthening RAVE's Financial Position

As shown in Table 7, RAVE's financial position strengthened significantly from the end of the second quarter of fiscal 2017, the quarter prior to Scott Crane being named CEO, to the end of the third quarter of fiscal 2019. During this period, cash increased more than $800,000, working capital turned positive, shareholders' equity increased more than $4.3 million and accounts receivable and accounts payable both experienced sharp declines.

Table 7
RAVE Restaurant Group
Balance Sheet Highlights
(in thousands)

As of	**12/25/2016**	**3/24/2019**	**Change**
Cash	$1,098	$1,932	$834
Accounts receivable	$2,430	$1,514	-$916
Accounts payable	$4,495	$968	-$3,527
Working capital	-$2,215	$2,625	$4,840
Total assets	$11,029	$11,082	$53
Debt:			
Short-term debt	$1,000	$0	-$1,000
Convertible notes	$0	$1,581	$1,581
Total debt	$1,000	$1,581	$581
Shareholders' equity	$878	$5,196	$4,318

May 2019

Page 10 of 16

Strengthening RAVE's Financial Position (Cont.)

This improvement resulted from a number of steps taken by the Company to boost working capital, reduce ongoing capital requirements, and raise equity, including:

- Elimination of the Norco distribution division, which resulted in sharply lower accounts receivable and accounts payable balances and contributed to a positive swing in working capital.

- Completion of two significant financings, including shareholder rights offerings of convertible notes and of common stock, as detailed in Table 8. On March 3, 2017, the Company announced the successful completion of a shareholder rights offering of convertible senior notes resulting in gross offering proceeds of $3.0 million, and on September 13, 2017, the Company completed a registered shareholder rights offering of common stock resulting in gross offering proceeds of $5.0 million.

- Implementation of an At Market Issuance Sales Agreement (ATM) with B. Riley FBR, Inc. Under the terms of the agreement, RAVE may offer and sell shares of its common stock with an aggregate offering price of up to $5 million from time to time. Through March 24, 2019, the Company had sold an aggregate of 173,852 shares in the 2017 ATM Offering, realizing aggregate gross proceeds of $0.3 million.

Table 8
RAVE Restaurant Group
Financings

Completion Date	**March 3, 2017**
Type of Offering	**Registered shareholder rights offering**
Financial Instrument Offered	Convertible senior notes
Par Value Per Note	$100
Offered to:	Existing shareholders
Purchase Offer Terms:	Right to purchase one $100 convertible note per 355 shares of common
Gross Proceeds	$3.0 million
Maturity	February 15, 2022
Annual Interest Rate	4%
Conversion Rate	$2.00 per share*
Use of Proceeds	Repay short-term debt, general working capital purposes, restaurant devel-

*Each $100 note converts to 50 shares

Completion Date	**September 13, 2017**
Type of Offering	**Registered shareholder rights offering**
Financial Instrument Offered	Common stock
Gross Proceeds	$5.0 million
Number of Shares Issued	3,571,429
Price per Share	$1.40
Offered to:	Existing shareholders at rate of one right per share of common stock owned
Exercise Value of Each Right	0.3351393 shares of common stock at $1.40 per share
Use of Proceeds	Repay short-term debt, general working capital purposes, restaurant devel-

May 2019

Page 11 of 16

RECENT RESULTS SHOW STRATEGIC SHIFT IS PAYING OFF

The initial success of the strategic initiatives implemented by RAVE's management team are apparent in recent financial results, including improving trends in net income, earnings per share, cash flow provided by operations and Adjusted EBITDA[2] in the third quarter and first nine months of fiscal 2019.

Table 9
RAVE Restaurant Group
Summary Fiscal Year-To-Date Income Statement
(figures in thousands, except per share data and shares outstanding)

	Three Mo. Ended		Yr-over Yr Chg		Nine Mo. Ended		Yr-over Yr Chg	
	3/25/18	3/24/19	Pct	$	3/25/18	3/24/19	Pct	$
Revenues	$2,665	$3,070	15.2%	$405	$12,294	$9,256	-24.7%	($3,038)
Operating expenses	$3,134	$3,324	6.1%	$190	$13,305	$8,991	-32.4%	($4,314)
Pretax income (loss) -cont. oper.	($469)	($254)	-45.8%	$215	($1,011)	$265	NM	$1,276
Net income (loss) - cont. oper.	($475)	($263)	-44.6%	$212	($1,003)	$77	NM	$1,080
Net income (loss)	($492)	($263)	-46.5%	$229	($1,425)	$77	NM	$1,502
Diluted income (loss) per share:								
Income (loss) from cont. oper.	($0.03)	($0.02)	-33.3%	$0.01	($0.08)	$0.01	NM	$0.09
Net income (loss)	($0.03)	($0.02)	-33.3%	$0.01	($0.11)	$0.01	NM	$0.12
Wtd. avg. dil. common shrs. outst.	14,940	15,071	0.9%	131	13,456	15,902	18.2%	2,446
Adjusted EBITDA[2]	($216)	$414	NM	$630	$289	$1,427	393.8%	$1,138
Cash Flow provided by (used by) oper.	($955)	$28	NM	$983	($4,429)	$421	NM	$4,850
Percent of revenues:								
Operating expenses	117.6%	108.3%			108.2%	97.1%		
Pretax income (loss) -cont. oper.	-17.6%	-8.3%			-8.2%	2.9%		
Net income (loss) - cont. oper.	-17.8%	-8.6%			-8.2%	0.8%		
Net income (loss)	-18.5%	-8.6%			-11.6%	0.8%		
Adjusted EBITDA[2]	-8.1%	13.5%			2.4%	15.4%		

Highlights of RAVE's third quarter fiscal 2019 sales trends and store development include:

Consistent Sales Growth at Pizza Inn. Pizza Inn reported a 3.3% year-over-year increase in domestic comparable-store retail sales in the third quarter of fiscal 2019, making this its ninth consecutive quarter of growth in comparable-store retail sales. A number of innovations contributed to this record of consistent growth, including online ordering, a new point-of-sale system, offsite catering, and a new customer rewards program. Remodels of seven Pizza Inn restaurants also have boosted sales in some existing markets. This resurgence in the brand has been accompanied by a pickup in new development. During the third quarter, a Pizza Inn unit opened in Leakesville, Mississippi and a PIE unit opened inside The Corner Deli in Leachville, Arkansas.

May 2019

Page 12 of 16

Pizza Inn
Domestic Comparable-Store Retail Sales
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
-1.2%
0.1%
0.2%
1.4%
2.7%
2.3%
2.5%
2.3%
2.7%
3.3%
12/25/16
3/26/17
6/25/17
9/24/17
12/24/17
3/25/18
6/24/18
9/23/18
12/23/18
3/24/19
Quarter Ended:

Improving Sales Trends at Pie Five. Pie Five reported declines in year-over-year comparable-store retail sales of 4.4% and 3.2% for the third quarter and year to date fiscal 2019, respectively. This represents a significant improvement from the double-digit declines in comparable-store retail sales for the same periods of fiscal 2017 and 2018. As at Pizza Inn, there are multiple contributors to this improving trend, including new products (low-carb cauliflower crusts, 14" large shareable pizzas, a successful menu test of calzones in some stores), new delivery and online ordering capabilities, and Pie Five's popular Circle of Crust loyalty program. Given the positive customer response to calzones, this product will be rolled out to all Pie Fives in coming months.

Pie Five's third quarter sales were heavily impacted by temporary closures and extreme winter weather in its northern markets.

During the third quarter, a Pie Five restaurant opened in Prosper, Texas, five Pie Five restaurants closed, and one franchised restaurant was temporarily transferred to a Company-owned unit. After the end of the quarter, on May 2, Pie Five announced that it had signed a two-store franchise deal that will bring the first Pie Five units to the state of Oregon. The Company also has a commitment from an existing Pizza Inn franchisee to open a Pie Five location.


Pie Five
Domestic Comparable-Store Retail Sales
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
-14.0%
-16.0%
-18.0%
-20.0%
-17.4%
-15.8%
-16.2%
-17.3%
-13.7%
-12.6%
-6.4%
-1.8%
-3.6%
-4.4%
12/25/16
3/26/17
6/25/17
9/24/17
12/24/17
3/25/18
6/24/18
9/23/18
12/23/18
3/24/19
Quarter Ended:

May 2019

Page 13 of 16

         May 2019    Other highlights of RAVE’s third quarter fiscal 2019 financial results include:A third quarter revenue increase of 15% year over year to $3.1 million.Year-over-year improvement of $215,000 in pretax income/(loss) from continuing operations.A net loss of $263,000 or $0.02 per share, compared with a net loss of $492,000 or $0.03 per share in the prior-year period. The third quarter fiscal 2019 net loss was impacted by a loss on the disposal of assets, an impairment of long-lived assets and other lease charges and closed/non-operating store costs totaling almost $400,000.Positive Adjusted EBITDA2 of $414,000, which was an improvement of $630,000 from negative Adjusted EBITDA2 of $216,000 in the prior-year third quarter.Cash flow generated by operations of $28,000, an improvement of nearly $1 million from cash used by operating activities of $955,000 million in the third quarter of fiscal 2018.Highlights of RAVE’s financial performance in the first nine months of fiscal 2019 include:A year-over-year positive swing of approximately $1.3 million in pretax income/(loss) from continuing operations. While reve- nues declined year over year in the first nine months as a result of restaurant closings and the elimination of distribution sales, sharply lower operating expenses more than offset this drop.Net income of $77,000 or $0.01 per share compared with a net loss of $1.4 million or $0.11 per share in the prior-year period.Adjusted EBITDA2 of $1.427 million, reflecting a positive swing of more than $1.1 million from Adjusted EBITDA2 of $289,000 in the prior-year period.Cash flow provided by operations of $421,000, an improvement of more than $4.8 million from cash used by operating activities of more than $4.4 million in the first nine months of fiscal 2018.UNIT GROWTH OUTLOOK POSITIVEStore closings in recent years, while resulting in more financially sound restaurants overall, also resulted in a decline in the store count. While there were additional store closings at Pie Five in the third quarter, RAVE has seen an increase in new restaurant development activity at both Pizza Inn and Pie Five, setting the stage for unit growth long term.Pizza Inn is seeing new franchisees enter the system for the first time in ten years. As a result, the Company intends to expand the Pizza Inn system domestically and internationally by opening new restaurants with new and existing franchisees in markets with significant long-term growth potential. The Company also plans to seek new domestic licensees for PIE kiosks and to evaluate the continued devel- opment of new Pizza Inn buffet and Delco units in international markets, particularly in the Middle East. Domestically, Pizza Inn’s “County Seat” initiative is focusing on opportunities in municipalities with populations of 30,000 to 100,000.Since its launch, PIE has seen considerable domestic and international interest from non-traditional food retailers, travel centers, airports, convenience stores, and special event centers. As a result, the Company has a pipeline of partners that see great value and opportunity for the brand. Further, PIE recently announced its collaboration with Fortier, Inc., the nation's leading supplier of store equipment to the convenience store and food services industries. This relationship gives Pizza Inn high-level access to the convenience and travel indus- try. Fortier's strategic sales staff will allow PIE to have a notable presence in markets that it otherwise wouldn’t be able to access with its in-house sales team.Pie Five intends to continue developing franchised Pie Five units domestically and to take the Pie Five brand into international markets for the first time, starting with Pakistan and Panama. Pie Five’s development focus is on the new more flexible “Goldilocks” model, which continue to gain positive traction, and on opportunities with experienced multi-restaurant operators to cluster units in a market and accelerate growth. Looking forward, Pie Five has a commitment from an existing Pizza Inn franchisee to open a Pie Five location and, following the end of the third quarter, Pie Five announced a new development deal to bring the first Pie Five to Oregon later this year. Pie Five has added new talent and resources to its development team to capitalize on this renewed interest in the brand.RAVE’s management remains excited and confident about the growth outlook for all three concepts. The Company has recently added new resources to support store growth, including a franchise development sales resource and an international operating and sales re- source.Based on current growth opportunities, management targets annual new unit growth of 10% at both Pizza Inn and Pie Five over the next three years. PIE, RAVE’s newest concept, could grow even faster, given its relatively low investment, non-traditional market focus, and potential to attract large, multi-unit licensees.  14

Share Ownership

As of December 23, 2018, directors and executive officers owned approximately 48% of RAVE's outstanding common stock.

Additional Information

[1]2019 Pizza Power Report: A State-of-the-Industry Analysis (December 2018)

[2]Non-GAAP Financial Measures

The Company's financial statements are prepared in accordance with United States generally accepted accounting principles ("GAAP"). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.
The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.
"EBITDA" represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss sale of assets, costs related to impairment, discontinued operations and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Table 10
RAVE Restaurant Group
Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended	
	3/25/18	3/24/19	3/25/18	3/24/19
Net income (loss)	($492)	($263)	($1,425)	$77
Interest expense	$26	$26	$157	$77
Income taxes	$6	$9	($8)	$188
Depreciation & amortization expense	$133	$120	$733	$385
EBITDA	**($327)**	**($108)**	**($543)**	**$727**
Stock compensation expense	$10	$129	$29	$410
Pre-opening costs	$0	$0	$114	$0
(Gain) loss on sale/disposal of assets	$31	$104	($134)	($250)
Impairment of long-lived assets & other lease charges	$70	$219	$751	$389
Discontinued operations, excluding taxes	$13	$0	$421	$0
Closed & non-operating store costs	($13)	$70	($349)	$151
Adjusted EBITDA	**($216)**	**$414**	**$289**	**$1,427**

May 2019

Page 15 of 16

16  RAVE RESTAURANT GROUP INC.3551 Plano Parkway The Colony, TX 75056Phone: 469-384-5000www.raverg.comMay 2019  Note Regarding Forward-Looking StatementsCertain statements in this press release, other than historical information, may be considered forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assump- tions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future busi- ness decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these for- ward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accu- rate. In light of the significant uncertainties inherent in these forward-looking statements, the inclu- sion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.